March 21, 2016

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

5299 DTC Boulevard, Suite 1200

Greenwood Village, CO 80111

RE: Ninth Amendment to ICON Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to ICON Funds, a Massachusetts business trust registered under the Investment Company Act (the “Borrower”), on behalf of its fund series from time to time listed on Appendix I attached to the Existing Loan Agreement (each such fund series, a “Fund”), a $75,000,000.00 uncommitted unsecured revolving line of credit (the “Uncommitted Line”) as described in a letter agreement dated March 29, 2010, between the Borrower and the Bank (as amended prior to the date hereof, the “Existing Loan Agreement”, and as further amended hereby, the “Loan Agreement”). The obligations of the Borrower arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $75,000,000.00 dated March 23, 2015 (the “Existing Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrower has requested, and the Bank has agreed, to decrease the Uncommitted Line from $75,000,000 to $50,000,000, to extend the Uncommitted Line for an additional 364-day period from the date hereof and to amend the Existing Loan Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, on behalf of any Fund, and the Bank agree as follows:

I.	Amendments to Existing Loan Agreement

1. The preamble to the Existing Loan Agreement is hereby amended by deleting the following wherever it may appear: “$75,000,000” and substituting the following therefor: “$50,000,000”.

2. Section I(1) of the Existing Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on March 20, 2017 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrower or, with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein.”

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 21, 2016

3. Section I(5)(a) of the Existing Loan Agreement is hereby amended by deleting the word “first” in the first sentence thereof and substituting in lieu thereof the word “fifteenth”.

4. Section I(5)(b) of the Existing Loan Agreement is hereby amended by inserting after the first sentence thereof the following new sentences: “The Borrower hereby authorizes and irrevocably directs the Bank, at the Bank’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to or consent of the Borrower, to debit any account(s) of the Borrower with the Bank and apply amounts so debited toward the payment of any such amounts due and owing by the Borrower under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (i) the Bank shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (ii) the Borrower shall fully retain the obligation under the Loan Documents to make all payments thereunder when due.”

5. Section II(1) of the Existing Loan Agreement is hereby amended by: (a) deleting the word “and” which appears at the end of Section II(1)(i); (b) deleting the period which appears at the end of Section II(1)(j) and substituting in place thereof a semicolon; and (c) inserting immediately after the end of Section II(1)(j), the following new paragraph (k):

(k) to provide such documents and information requested by the Bank that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

6. Section II(3)(b)(i) of the Existing Loan Agreement is hereby amended by deleting such clause in its entirety and substituting the following therefor: “(i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c), Sections II(1)(d)(iv)–(xiv), Sections II(1)(f)-(g), or Sections II(1)(i)-(k) hereof; or”.

7. Section II(5) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

5. Notices. (a) Except as provided in paragraph (b) below, all notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party (i) if to the Borrower or any Fund, to it at c/o ICON Funds, 5299 DTC Boulevard, Suite 1200, Greenwood Village, CO 80111, Attention: Treasurer, Assistant Treasurer

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 21, 2016

and General Counsel (Facsimile No: (303) 328-9201; Telephone No.: (800) 828-4881)), and (ii) if to the Bank, to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, MA 02206, or via facsimile at (617) 662-8665, or if by overnight courier service, to State Street Bank and Trust Company, 2 Copley Place, 3rd Floor, Boston, MA 02116, in any such case to the attention of: Carolyn Baker, Vice President, or Mutual Fund Lending Department Head. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b) Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Section II(1)(g) hereof may be delivered or furnished by e-mail or other electronic communication pursuant to procedures approved by the Bank, unless the Bank, in its discretion, previously notifies the Borrower otherwise. The Bank may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Bank, nor any of the directors, officers, employees, agents or affiliates of the Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) Unless the Bank otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the Bank and (ii) if agreed to pursuant to paragraph (b) above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 21, 2016

(d) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

8. Section II(9) of the Existing Loan Agreement is hereby amended by inserting the following new sentence at the end thereof: “The provisions of the Section II(9) shall survive the repayment of the Obligations and the termination of the Uncommitted Line and this Agreement.”

9. Section II(10) of the Existing Loan Agreement is hereby amended by inserting the following new sentence at the end thereof: “The provisions of the Section II(10) shall survive the repayment of the Obligations and the termination of the Uncommitted Line and this Agreement.”

10. Section II(15) of the Existing Loan Agreement is hereby amended by (a) deleting the definitions of “Federal Funds Rate”, “LIBOR Business Day”, “Overnight Rate”, and “Overnight LIBOR Rate” and (b) amending and restating all instances of the definition of “Uncommitted Line Amount” to read as follows:

“Uncommitted Line Amount” shall mean $50,000,000.

11. The Borrower has informed the Bank that, on September 25, 2015, ICON High Yield Bond Fund has been liquidated. The parties agree that (a) ICON High Yield Bond Fund is hereby terminated as a Fund for all purposes under the Loan Documents and (b) all references in the Existing Loan Agreement to “ICON High Yield Bond Fund” are hereby deleted.

12. The Borrower has further informed the Bank that effective January 22, 2016, ICON Materials Fund changed its name to ICON Natural Resources Fund. All references in the Existing Loan Agreement to “ICON Materials Fund” shall hereby be references to ICON Natural Resources Fund.

13. The Appendix I to the Existing Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is hereby substituted in each instance therefor.

14. Each of Exhibit A and Exhibit B attached to the Existing Loan Agreement is hereby deleted in its entirety and each of the Exhibit A and Exhibit B attached hereto is substituted therefor respectively.

II.	Execution of New Note

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 21, 2016

As a condition to the effectiveness hereof, the Borrower shall execute and deliver to the Bank an amended and restated demand promissory note in the form of Exhibit A hereto dated as of the date hereof in the original principal amount of $50,000,000 (the “Amended and Restated Note”), which shall amend, restate, supersede and replace the Existing Note in its entirety. Any outstanding loans under the Existing Note as of the date hereof shall be deemed to be outstanding under the Amended and Restated Note, and the Borrower agrees that any subsequent loans made to the Borrower or any Fund shall be evidenced by the Amended and Restated Note. All references in the Loan Agreement to the “Note” shall hereafter be deemed to be references to the Amended and Restated Note.

III.	Administration Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrower shall pay to the Bank on the date of this letter agreement a non-refundable fee equal to $30,000, which fee shall be fully earned by the Bank upon the date of this letter agreement.

IV.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2. The Borrower, for itself and on behalf of each of its Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, the Amended and Restated Note, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within the Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, or by-laws or other organizational documents of the Borrower or Fund or any law, rule or regulation applicable to the Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower and each such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

ICON Funds,

on behalf of its fund series as

set forth on Appendix I attached hereto

March 21, 2016

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Existing Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[The remainder of this page is intentionally left blank.]

Ninth Amendment Signature Page

ICON Funds

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Carolyn Baker
Carolyn Baker, Vice President

Acknowledged and Accepted:

ICON FUNDS,

on behalf of its fund series as

set forth on Appendix I attached hereto

By:	/s/ Donald Salcito
Name:	Donald Salcito
Title:	Secretary

APPENDIX I

Name

ICON Funds,

on behalf of each of:

ICON Bond Fund

ICON Consumer Discretionary Fund

ICON Consumer Staples Fund

ICON Emerging Markets Fund

ICON Energy Fund

ICON Equity Income Fund

ICON Financial Fund

ICON Fund

ICON Healthcare Fund

ICON Industrials Fund

ICON Information Technology Fund

ICON International Equity Fund

ICON Long/Short Fund

ICON Natural Resources Fund (f/k/a ICON Materials Fund)

ICON Opportunities Fund

ICON Risk-Managed Balanced Fund

ICON Utilities Fund

EXHIBIT A

AMENDED AND RESTATED

PROMISSORY NOTE

$50,000,000.00	March 21, 2016
Boston, Massachusetts

For value received, ICON Funds, a Massachusetts business trust registered under the Investment Company Act, on behalf of its fund series listed on Appendix I attached hereto, hereby promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) sixty calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the occurrence of an Event of Default or otherwise. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), constitute prima facie evidence as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Following the occurrence of a Default or an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated March 29, 2010 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”). All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

This Note shall amend, restate, supersede and replace that certain promissory note dated March 23, 2015 in the original principal amount of $75,000,000 executed by the Borrower in favor of the Bank (the “Existing Note”). Any amounts outstanding under the Existing Note shall be deemed to be outstanding under this Note.

This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:

ICON FUNDS,
on behalf of its fund series as
set forth on Appendix I attached hereto

By:
Name:
Title:

SCHEDULE I TO NOTE DATED MARCH 21, 2016

Date of Loan	Amount of Principal	Amount of Principal Paid	Outstanding Balance	Notation Made By

APPENDIX I

Name

ICON Funds,

on behalf of each of:

ICON Bond Fund
ICON Consumer Discretionary Fund
ICON Consumer Staples Fund
ICON Emerging Markets Fund
ICON Energy Fund
ICON Equity Income Fund
ICON Financial Fund
ICON Fund
ICON Healthcare Fund
ICON Industrials Fund
ICON Information Technology Fund
ICON International Equity Fund
ICON Long/Short Fund
ICON Natural Resources Fund (f/k/a ICON Materials Fund)
ICON Opportunities Fund
ICON Risk-Managed Balanced Fund
ICON Utilities Fund

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-662-8574 or 617-662-8588; fax 617-988-6677 email ais-loanops-csu@statestreet.com

FROM:	ICON FUNDS, on behalf of [ ] (the “Fund”)
(Fund # ) (DDA # )

In connection with the letter agreement dated March 29, 2010 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance (a minimum amount of $1,000)

         Paydown          Overnight Rollover

2.	The interest rate per annum applicable to the requested Loan (or overnight rollover of any existing Loan) as quoted by the Bank in its discretion and hereby agreed to by the Borrower on behalf of the Fund is %.

3.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

4.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5.	The Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6.	The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:
(i) Total Assets of the Fund	$
(ii) Total Liabilities (excluding Indebtedness for borrowed money) of the Fund*	$

*	For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

	(iii) without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$
	(iv) item (a)(i) less item (a)(ii) less item (a)(iii)	$

(b)	33 1/3% of item (a)(v)	$

(c)	(i) Beginning Loan Balance:	$
	(ii) Paydown Amount (if any):	$
	(iii) Requested Loan (if any)	$
	(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):	$

(d)	The aggregate outstanding principal amount of Indebtedness for borrowed money of the Fund other than the Loans as of the date hereof	$

(e)	Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$

7.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which a Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower or such Fund, any agreement of the Borrower or Fund with any foreign, federal, state or local securities division to which the Borrower or Fund is subject, any other applicable agreement or document to which the Borrower or Fund is a party or any law, rule or regulation applicable to the Borrower or Fund.

8.	The amount set forth in 5(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to the Borrower, on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

ICON FUNDS, on behalf of [FUND]

By:
Name:
Title
Date: